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                                                           EXHIBIT 12.5

                WEST TEXAS UTILITIES COMPANY
             RATIO OF EARNINGS TO FIXED CHARGES
       FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1994
                  (Thousands Except Ratio)
                        (Unaudited)


Operating Income                                             $48,236

Adjustments:
  Federal income taxes                                         9,350
  Provision for deferred Federal income taxes                  4,134
  Deferred investment tax credits                             (1,321)
  Other income and deductions                                  2,067
  Allowance for borrowed and equity funds
    used during construction                                     389

        Earnings                                             $62,855


Fixed Charges:
  Interest on long-term debt                                 $18,668
  Interest on short-term debt and other                        3,193

        Fixed Charges                                        $21,861


Ratio of Earnings to Fixed Charges                              2.88